Exhibit 16.1

August 13, 2015 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 We have read the statements of ReRaise Gaming Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated August 13, 2015 and agree with such statements as they pertain to our firm. Sincerely, Sadler, Gibb & Associates, LLC